Exhibit 99.1

FOR IMMEDIATE RELEASE December 15, 2020	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR THE FISCAL FOURTH QUARTER
AND YEAR ENDED SEPTEMBER 29, 2020

(DENVER, CO) Good Times Restaurants Inc. (NASDAQ: GTIM), today reported financial results for the fiscal fourth quarter and year ended September 29, 2020.

Key highlights of the Company’s financial results include:

•	Total Revenues decreased 0.9% to $28.5 million for the quarter and 0.8% to $109.9 million for the year

•	Total Restaurant Sales for Bad Daddy’s restaurants decreased 3.8% to $19.3 million for the quarter and 4.3% to $76.3 million for the year

•	Total Restaurant Sales for Good Times restaurants increased 6.3% for the quarter to $9.0 million and 9.0% to $32.8 million for the year

•	Same Store Sales for company-owned Bad Daddy’s restaurants decreased 12.2% for the quarter and decreased 17.7% for the year

•	Same Store Sales for company-owned Good Times restaurants increased 10.0% for the quarter and 7.9% for the year

•	Net Income Attributable to Common Shareholders was $1.5 million for the quarter including $0.3 million of asset impairment costs

•	For the year, Net Loss Attributable to Common Shareholders was $13.9 million including $15.6 million of asset impairment costs and $1.0 million of preopening costs

•	Adjusted EBITDA* (a non-GAAP measure) for the quarter was $2.9 million and $7.6 million for the year

•	The Company ended the quarter with $11.5 million in cash, a $5.5 million outstanding under its senior credit facility and $11.6 million outstanding in Paycheck Protection Program loans

Ryan M. Zink, the Company’s Chief Executive Officer, said “In spite of very significant concerns about liquidity and operating cash flow at the outset of the COVID-19 pandemic, a combination of quick decision-making, teamwork, and CARES Act relief have enabled us to fight through the initial blows the pandemic hit us with, and conclude fiscal 2020 on a positive note, with improved unit economics, improved camaraderie and culture throughout the organization, and a modestly improved balance sheet compared to the end of fiscal 2019. Both of our concepts continue to outperform their respective segments within the industry, and our leadership team continues be creative and energetic, anticipating and adapting to changes in our business driven by a pandemic that will likely be with us for the foreseeable future. We are doing everything possible to ensure we continue to operate all of our restaurants safely and to the maximum extent allowed under each location’s respective regulatory guidance.”

“We expect to resume Bad Daddy’s development in the second half of fiscal 2021, developing the two remaining Bad Daddy’s leases signed in 2019 and beginning the search for our 2022 development pipeline. However, unlike our growth model in the past, we expect our future development rate to be more modest, growing primarily out of operating cash flow and at least initially, developing only a couple of restaurants per year as we make a firm commitment to financial discipline and growing from a strong balance sheet with a minimal debt load.”

Fiscal 2021 Outlook:

Due to continuing unprecedented economic conditions associated with the ongoing COVID-19 pandemic and unpredictable nature of COVID-19 and government responses to the evolving situation, the Company had previously withdrawn its prior financial outlook for fiscal 2020 and has not provided a financial outlook for 2021. In late November 2020, all twelve of the Company’s Bad Daddy’s locations in Colorado had additional restrictions imposed upon them resulting in the closure of dining rooms in those locations. The removal of those restrictions will be dictated by specific metrics related to the pandemic used by the State of Colorado in determining such restrictions. The Company is unable to reasonably predict when inside dining will again be allowed in its Colorado Bad Daddy’s restaurants. Additionally, although no other states have at this time similarly restricted inside dining where the Company has Bad Daddy’s restaurants, the possibility remains that such restrictions might be put in place with limited notice. At the current time, the Company is therefore still unable to reasonably estimate the full impact of the continuing pandemic and, beyond providing the below updates on October and November sales and a projection of Net Income and Adjusted EBITDA for the first fiscal quarter, is unable to provide a financial outlook for fiscal 2021.

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The following information represents unaudited actual sales data for the first two fiscal periods of fiscal 2021:

	Good Times Burgers & Frozen Custard		Bad Daddy’s Burger Bar
Fiscal Period	Same Store Sales[1]	Average Weekly Sales[2]	Same Store Sales[1]	Average Weekly Sales[2]
October (4 weeks)	15.0%	25,750	-2.7%	41,782
November (4 weeks)	22.4%	27,185	-8.2%	39,903

1Same store sales include all restaurants open at least 18 full fiscal months.

2Average weekly sales include all company-owned restaurants.

Consolidated net income and adjusted EBITDA for the first fiscal quarter 2021 are projected to be between $0.4 million and $0.6 million, and between $1.5 million and $1.7 million, respectively. The estimate for Adjusted EBITDA includes assumptions of approximately $1.0 million of depreciation and amortization expense, $0.1 million of interest expense, $0.1 million of non-cash stock compensation expense, and ($0.1) million of non-cash rent expense, to be used in reconciling to consolidated net income.

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its fourth quarter 2020 and fiscal year ended September 29, 2020 financial results on Tuesday, December 15, 2020 at 3:00 p.m. MT/5:00 p.m. ET. Hosting the call will be Ryan M. Zink its Chief Executive Officer and Principal Financial Officer.

The conference call can be accessed live by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) owns, operates, franchises and licenses 39 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly-owned subsidiaries, Good Times Restaurants Inc. operates and franchises a regional quick-service restaurant chain consisting of 32 Good Times Burgers & Frozen Custard restaurants located primarily in Colorado.

Forward Looking Statements Disclaimer:

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include such factors as the disruption to our business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on our results of operations, financial condition and prospects which may vary depending on the duration and extent of the pandemic and the impact of federal, state and local governmental actions and customer behavior in response to the pandemic, the lack of assurance that the full amount of the PPP loans will be forgiven, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2019 filed with the SEC, and other filings with the SEC . Good Times disclaims any obligation or duty to update or modify these forward-looking statements.

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Category: Financial

Good Times Restaurants Inc CONTACTS:

Ryan M. Zink, President and Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Year-To-Date
Statement of Operations	September 29, 2020	September 24, 2019	September 29, 2020	September 24, 2019
Net revenues:
Restaurant sales	$28,297	$28,519	$109,078	$109,800
Franchise revenues	208	254	780	955
Total net revenues	28,505	28,773	109,858	110,755

Restaurant operating costs:
Food and packaging costs	8,019	8,516	31,395	32,471
Payroll and other employee benefit costs	9,360	10,763	38,442	41,221
Restaurant occupancy costs	2,138	2,132	8,877	8,353
Other restaurant operating costs	3,678	3,154	13,351	11,862
Preopening costs	39	825	1,031	1,774
Depreciation and amortization	954	1,118	4,129	4,345
Total restaurant operating costs	24,188	26,508	97,225	100,026

General and administrative costs	1,562	2,980	7,100	9,071
Advertising costs	422	525	1,993	2,349
Franchise costs	6	7	20	38
Goodwill impairment charge	-	-	10,000	-
Asset impairment charge	315	2,771	5,606	2,771
Gain on disposal of restaurants and equipment	(9)	(10)	(45)	(5)
Income (loss) from operations	2,021	(4,008)	(12,041)	(3,495)

Other income (expense):
Interest income (expense), net	(115)	(192)	(753)	(753)
Other income (expense)	0	1	-	-
Total other expense	(115)	(191)	(753)	(753)
Net income (loss)	1,906	(4,199)	(12,794)	(4,248)
Loss (income) attributable to non-controlling interests	(384)	23	(1,122)	(889)
Net Income (loss) attributable to common shareholders	$1,522	$(4,176)	$(13,916)	$(5,137)

Basic and diluted income (loss) per share	$0.12	$(0.33)	$(1.10)	$(0.41)

Basic and diluted weighted average common shares outstanding	12,601	12,540	12,595	12,523

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

Balance Sheet Data	September 29, 2020	September 24, 2019
Cash and cash equivalents	$11,454	$2,745

Current assets	13,491	4,915

Total assets[1]	$99,693	$59,905

Current maturities of long-term debt	$6,242	$-

Long-term debt due after one year	10,903	12,850

Stockholders’ equity	$14,983	$28,920

1 Includes approximately $49.3 million of operating lease right of use assets recorded during 2020 as a result of the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

Supplemental Information (dollars in thousands):

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	- - - - - - - - - - - - - - - Fiscal Fourth Quarter - - - - - - - - - - - - - - -
	2020	2019	2020	2019
Restaurant sales	$19,287	$20,039	$9,010	$8,480
Restaurants opened during period	-	2	-	-
Restaurants closed during period	-	-	-	-
Restaurants open at period end	37	35	25	26

Restaurant operating weeks	481	432	325	338

Average weekly sales per restaurant	$40.1	$46.4	$27.7	$25.1

	Bad Daddy’s Burger Bar		Good Times Burgers & Frozen Custard
	- - - - - - - - - - - - - - - Fiscal Year - - - - - - - - - - - - - - -
	2020	2019	2020	2019
Restaurant sales	$76,315	$79,753	$32,763	$30,047
Restaurants opened during period	2	4	-	-
Restaurants closed during period	-	-	1	-
Restaurants open at period end	37	35	25	26

Restaurant operating weeks	1,952	1,699	1,339	1,352

Average weekly sales per restaurant	$39.1	$46.9	$24.5	$22.2

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	- - - - - - - - - - - - - - - - - - - - - - - Fiscal Quarter Ended - - - - - - - - - - - - - - - - - - - - - - -
	September 29, 2020		September 24, 2019		September 29, 2020		September 24, 2019		Sept 29, 2020	Sept 24, 2019

Restaurant sales	$19,287	100.0%	$20,040	100.0%	$9,010	100.0%	$8,480	100.0%	$28,297	$28,520
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	5,215	27.0%	5,869	29.3%	2,805	31.1%	2,647	31.2%	8,020	8,516
Payroll and benefits costs	6,491	33.7%	7,721	38.5%	2,868	31.8%	3,042	35.9%	9,359	10,763
Restaurant occupancy costs	1,424	7.4%	1,391	6.9%	713	7.9%	742	8.7%	2,137	2,133
Other restaurant operating costs	2,860	14.8%	2,391	11.9%	819	9.1%	763	9.0%	3,679	3,154
Restaurant-level operating profit	$3,297	17.1%	$2,668	13.3%	$1,805	20.0%	$1,286	15.2%	$5,102	$3,954

Franchise royalty income, net									208	254
Deduct - Other operating:
Depreciation and amortization									954	1,118
General and administrative									1,562	2,980
Advertising costs									422	525
Franchise costs									6	7
Gain on restaurant asset sale									(9)	(10)
Impairment of long-lived assets									315	2,771
Pre-opening costs									39	825
Total other operating									3,289	8,216

Income (loss) from operations									$2,021	$(4,008)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of Non-GAAP Measurements to U.S. GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income (Loss) from Operations

(In thousands, except percentage data)

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard				Good Times Restaurants Inc.
	- - - - - - - - - - - - - - - - - - - - - - -Year to Date - - - - - - - - - - - - - - - - - - - - - - -
	September 29, 2020		September 24, 2019		September 29, 2020		September 24, 2019		Sept 29, 2020	Sept 24, 2019

Restaurant sales	$76,315	100.0%	$79,753	100.0%	$32,763	100.0%	$30,047	100.0%	$109,078	$109,800

Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	21,323	27.9%	23,006	28.8%	10,072	30.7%	9,465	31.5%	31,395	32,471
Payroll and other employee benefit costs	27,465	36.0%	30,224	37.9%	10,977	33.5%	10,997	36.6%	38,442	41,221
Restaurant occupancy costs	6,025	7.9%	5,413	6.8%	2,852	8.7%	2,940	9.8%	8,877	8,353
Other restaurant operating costs	10,409	13.6%	9,161	11.5%	2,942	9.0%	2,701	9.0%	13,351	11,862
Restaurant-level operating profit	$11,093	14.5%	$11,949	15.0%	$5,920	18.1%	$3,944	13.1%	$17,013	$15,893

Franchise royalty income, net									780	955
Deduct - Other operating:
Depreciation and amortization									4,129	4,345
General and administrative									7,100	9,071
Advertising costs									1,993	2,349
Franchise costs									20	38
Gain on restaurant asset sale									(45)	(5)
Impairment of goodwill									10,000	-
Impairment of long-lived assets									5,606	2,771
Pre-opening costs									1,031	1,774
Total other operating									29,834	20,343

Loss from operations									$(12,041)	$(3,495)

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which includes fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2020 and fiscal 2019, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA (Thousands of US Dollars)

	Fiscal Quarter Ended		Year-to-Date
	Sept 29, 2020	Sept 24, 2019	Sept 29, 2020	Sept 24, 2019
Adjusted EBITDA:
Net income (loss), as reported	$1,522	$(4,176)	$(13,916)	$(5,137)
Depreciation and amortization [1]	942	1,105	4,082	4,262
Interest expense, net	115	191	753	753
EBITDA	2,579	(2,880)	(9,081)	(122)
Pre-opening expense [1]	40	824	1,032	1,752
Non-cash stock-based compensation	60	388	283	719
Non-recurring severance costs	-	731	-	731
GAAP rent-cash rent difference	(88)	(61)	(207)	(111)
Gain on disposal of assets	(9)	(9)	(45)	(5)
Goodwill impairment charge	-	-	10,000	-
Asset impairment charge [1]	315	2,476	5,606	2,476
Adjusted EBITDA	$2,897	$1,469	$7,588	$5,440

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income (loss) before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

1 Depreciation and amortization, preopening expense, and asset impairment charge have been reduced by any amounts attributable to non-controlling interests.

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Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

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